UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 29, 2021

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Seon Place - 4th Floor 141 Front Street PO Box HM 845 Hamilton HM 19, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of Exchange where registered
Comman Shares, $0.01 par value	RE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement. On October 4, 2021, Everest Reinsurance Holdings, Inc. (“Everest Holdings”), the wholly-owned subsidiary of Everest Re Group, Ltd. (the “Registrant” or “Everest Re Group”) completed the public offering and issuance of $1.0 billion aggregate principal amount of its 3.125% Senior Notes due 2052 (the “Notes”). The Notes are governed by an indenture, dated March 14, 2000 (the “Base Indenture”), between Everest Holdings and The Chase Manhattan Bank, as trustee, as supplemented by a Sixth Supplemental Indenture, dated October 4, 2021 (the “Sixth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between Everest Holdings and The Bank of New York Mellon (as successor in interest to The Chase Manhattan Bank), as trustee. Interest on the Notes accrues at the rate of 3.125% per annum from October 4, 2021, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2022. The Notes mature on October 15, 2052, unless redeemed prior thereto.

Prior to April 15, 2052 (six months prior to the maturity date of the Notes) (the “Par Call Date”) , Everest Holdings may redeem the Notes at its option, in whole or in part, at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes to be redeemed matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in Indenture) plus 20 basis points, plus any accrued and unpaid interest on the Notes to the redemption date. On or after the Par Call Date, Everest Holdings may redeem the Notes at its option, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes to the redemption date.

The Notes will be Everest Holdings’ general unsecured and unsubordinated obligations and will rank equally in right of payment with all of its other existing and future unsecured and unsubordinated obligations. Neither Everest Holdings’ parent, Everest Re Group, nor any of Everest Holdings’ subsidiaries or other affiliates, is issuing or guaranteeing the Notes, and no entity other than Everest Holdings will have any liability for any of the Notes.

The Indenture includes covenants which, among other things, limit the ability of Everest Holdings and its subsidiaries to (i) incur debt secured by a pledge on the capital stock of any restricted subsidiary (as defined in the Indenture), (ii) sell or otherwise dispose of any shares of capital stock of a restricted subsidiary and (iii) merger, consolidate or transfers all or substantially all of the assets of Everest Holdings. The Indenture includes customary events of default, including, among other things, payment default, covenant default, certain defaults under other indebtedness of Everest Holdings and bankruptcy, insolvency or reorganization affecting Everest Holdings.

This description of the Indenture is a summary and is qualified in its entirety by reference to the Base Indenture and the Sixth Supplemental Indenture (including the form of Global Note attached as Exhibit A to the Sixth Supplemental Indenture). Copies of the Sixth Supplemental Indenture and the form of Global Note are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Sixth Supplemental Indenture, dated as of October 4, 2021 by and between Everest Reinsurance Holdings, Inc. and The Bank of New York Mellon (as successor in interest to the Chase Manhattan Bank).

4.2	Global Note evidencing the 3.125% Senior Notes due 2052 (included in Exhibit 4.1 and incorporated by reference herein).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ ROBERT FREILING
Robert Freiling
Senior Vice President and Chief Accounting Officer

Dated: October 4, 2021